Exhibit 9.5

                  FIRST AMEMDMENT TO FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of January, 1997 amends that certain Financial Agent Agreement dated December 11, 1996 by and among the following parties (the "Agreement") as hereinbelow provided.

                                       W I T N E S S E T H :

     WHEREAS, due to a scrivener's error, the Phoenix Convertible
Fund Series was incorrectly classified as an "Equity" series rather than a "Balanced" series for purposes of applying the minimum fee; and

     WHEREAS, the parties wish to correct this error and correctly classify the Phoenix Convertible Fund Series as a "Balanced" series:

     NOW, THEREFORE, in consideration of the foregoing premises, Schedule A to the Agreement is hereby replaced with "Revised Schedule A" attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 25th day of February, 1997.

                      PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                      PHOENIX INCOME AND GROWTH FUND
                      PHOENIX MULTI-PORTFOLIO FUND
                      PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                      PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                      PHOENIX SERIES FUND
                      PHOENIX STRATEGIC ALLOCATION FUND, INC.
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

                      By: ___ /s/ Philip R. McLoughlin _______________________
                              Philip R. McLoughlin
                              President (as to all)

                      PHOENIX EQUITY PLANNING CORPORATION

                      By ___ /s/ David R. Pepin ______________________________
                             David R. Pepin
                             Executive Vice President
                                 As/pdpetc/22697-1
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                               REVISED SCHEDULE A

                                  FEE SCHEDULE

                FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

Annual Financial Agent Fees shall be based on the following formula:

(1) An incremental schedule applies as follows:

Up to $100 million:                 5 basis points on average daily net assets
$100 million to $300 million:       4 basis points on average daily net assets
$300 million thru $500 million:     3 basis points on average daily net assets
Greater than $500 million:          1.5 basis points on average daily net assets

A minimum fee will apply as follows:

           Money Market              $35,000
           Equity                    $50,000
           Balanced                  $60,000
           Fixed Income              $70,000
           International             $70,000
           REIT                      $70,000

     (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

     The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

    Classification              Series Name
    --------------              -----------

    Money Market                Phoenix Money Market Fund Series

    Equity Phoenix Aggressive Growth Fund Series Phoenix Endowment Equity Portfolio Phoenix Equity Opportunities Fund
                                Phoenix Growth Fund Series
                                Phoenix Micro Cap Fund
                                Phoenix Mid Cap Portfolio
                                Phoenix Small Cap Fund
                                Phoenix Strategic Theme Fund

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    Classification              Series Name
    --------------              -----------
    Balanced                    Phoenix Balanced Fund Series
                                Phoenix Convertible Fund Series
                                Phoenix Income and Growth Fund
                                Phoenix Strategic Allocation Fund, Inc.

    Fixed Income                Phoenix California Tax Exempt Bonds, Inc.
                                Phoenix Diversified Income Portfolio
                                Phoenix Emerging Markets Bond Portfolio
                                Phoenix High Yield Fund Series
                                Phoenix Multi-Sector Fixed Income Fund, Inc.
                                Phoenix Multi-Sector Short Term Bond Fund
                                Phoenix Tax-Exempt Bond Portfolio
                                Phoenix U.S. Government Securities Fund Series

    International               Phoenix International Portfolio
                                Phoenix Worldwide Opportunities Fund

    REIT                        Phoenix Real Estate Securities Portfolio